Exhibit 10.82



                         ["RJR NABISCO" LETTERHEAD]



                                                     November 22, 1995

Andrew J. Schindler


    Re: Executive Equity Program (EEP)


Dear Andy:

    As you know, in July of 1995 you were asked to make a special election whereby you agreed not to sell any of your LTIP purchase shares and whereby all EEP cash grants would be applied to your LTIP Purchase Share Loan balance. A copy of your election is attached. The Board of Directors has also amended the Long-Term Incentive Plan (the "LTIP") to provide that upon a Change of Control (as defined in the LTIP) all remaining Executive Equity Grants would be made at once together with any tax gross-up for any federal, state and local taxes.

    Therefore, taking together the promise made by the Company in your July 1995 EEP election and the EEP provisions of the LTIP, the following commitment is reaffirmed to you by the Company:

    In the event of a Change of Control (i) all remaining Executive Equity Program ("EEP") grants shall be made to the promissory note holder together with any gross-up for any federal state or local tax and (ii) after application of the sale proceeds of LTIP Purchase Shares under the EEP, the loan deficit, if any, shall be considered fully satisfied.



                                          RJR NABISCO HOLDINGS CORP.
                                          RJR NABISCO, INC.

                                            By: /s/ Gerald I. Angowit
                                               -------------------------
                                               Gerald I. Angowit
                                               Senior Vice President,
                                               Human Resources & Administration



                                RJR Nabisco, Inc.
                           1301 Avenue of the Americas
                          New York, New York 10019-6013
                                 (212) 258-5600

               Revised Executive Grant Election for 1995 and 1996


                              LTIP Purchase Shares
                              --------------------

     1. Do not sell any of my LTIP Purxhase Shares in the 1995 or 1996 EEP Transactions until such time as I am no longer treated as a SEC
          Section 16 reporting executive with respect to Company stock. Any prior election for the 1995 EEP Transaction relating to my LTIP Purchase Shares is null and void.

                                      and
                                      ---

                                 EEP Cash Grants
                                 ---------------

     2. Apply any 1995 and 1996 EEP Cash Grants against my loan balance (net of taxes). Any prior elecetion for the 1995 EEP Transaction relating to my EEP Cash Grant is null and void.

          I undertand that by signing below, I am making the foregoing election which will apply to the 1995 and 1996 EEP Transaction, and that I am precluded from making any other elections in those transactions. I am making this election on the condition that the Company agrees that if any loan deficit amount results from the fact that I did not sell my LTIP Purchase Shares and apply the proceeds to the loan in the EEP 1995 or 1996 Transactions, the Company will hold me harmless from such loan deficit amount and any resultant additional tax liability. My EEP Cash Grant calculation at each EEP Transaction shall not be in anyway reduced by reason of my making the foregoing election. I further understand that my LTIP Purchase Shares will ultimately be sold as soon as practicable after I am no longer treated as a SEC Section 16 reporting executive with respect to Company stock. The loan deficit amount, if any, described above will be calculated at that time.



Name:  Andrew J. Schindler          Signature:/s/ Andrew J. Schindler
      --------------------                    -----------------------

SSN:  ###-##-####                  Date:      7/10/95
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